UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported):        October 31, 2014

              Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including Zip code)

  (608) 364-8800
(Registrant’s telephone number)

  Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 31, 2014, the Board elected Anesa T. Chaibi to serve on the Board as a Class A director with an initial term continuing until the 2015 annual meeting of shareholders. Ms. Chaibi’s election to the Board will be effective November 10, 2014.
In connection with Ms. Chaibi’s election, the Board by resolution increased its size from nine directors to ten directors, with Ms. Chaibi’s election filling the resulting vacancy.
Ms. Chaibi currently serves as the President and Chief Executive Officer of HD Supply Facilities Maintenance, a division of HD Supply Holdings, Inc., a position she has held since September 2005. In 2005, she served as General Manager of Global Quality and Commercial Operations for GE Water & Process Technologies. Prior thereto, Ms. Chaibi held roles of increasing responsibility in manufacturing, operations, production, marketing, corporate initiatives, global sourcing, Six Sigma Quality, and as a Business Leader within GE Silicones, Plastics, Power Systems, Industrial Systems, Water & Process Technologies and Infrastructure. Ms. Chaibi has a bachelor of science in chemical engineering from West Virginia University and an M.B.A. from the Fuqua School of Business at Duke University.
The Board has determined that Ms. Chaibi is independent under the listing standards of the New York Stock Exchange and the Company’s criteria for determining director independence. Ms. Chaibi will be named to the Corporate Governance and Director Affairs Committee of the Board, also effective November 10, 2014.
As a non-employee director, Ms. Chaibi will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are as described in the Company’s proxy statement filed with the Securities and Exchange Commission.
There are no arrangements between Ms. Chaibi and any other person pursuant to which Ms. Chaibi was elected to serve as a director, nor are there any transactions in which the Company is a participant in which Ms. Chaibi has a material interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
The Company’s press release issued on November 6, 2014 announcing Ms. Chaibi’s election to the Board is filed herewith as Exhibit 99 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective October 31, 2014, the Board of Directors (the “Board”) of Regal Beloit Corporation (the “Company”), by resolution, adopted an amendment to the Company's bylaws to clarify that the shareholder’s notice required to be provided in connection with nominations or other business to be properly brought before an annual meeting of shareholders of the Company (or a special meeting of shareholders of the Company relating to nominations for election to the Board) must be timely and must set forth certain information regarding such shareholder, including:
•Among other things, certain information regarding derivative securities directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Company; any short interest in any security of the Company; any rights to dividends on the shares of the Company owned beneficially by such shareholder that are separated or separable from the underlying shares of the Company; any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and any performance-related fees (other than an asset-based fee) that such shareholder is entitled to base on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder's immediate family sharing the same household.
•Any other information relating to such shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election.
•In the case of any proposed nomination for election or re-election as a director, a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand.
•In the case of any proposed removal of a director, among other things, a description of all agreements, arrangements and understandings between such shareholder and any beneficial owner and any other person or persons (including their names) in connection with the proposal of such business.

This summary of the amendment is qualified in its entirety by reference to the complete copy of the amended and restated bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. Additionally, a copy of the amended and restated bylaws, marked to show changes to the former bylaws, is also included as Exhibit 3.2 hereto (additions are underlined and deletions are struck through).

Item 9.01.    Financial Statements and Exhibits.
(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    Exhibits. The following exhibits are being filed herewith:

(3.1)	Amended and Restated Bylaws of Regal Beloit Corporation, effective October 31, 2014

(3.2)	Amended and Restated Bylaws of Regal Beloit Corporation (marked)

(99)	Press release of Regal Beloit Corporation dated November 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REGAL BELOIT CORPORATION

Date: November 6, 2014     By: /s/ Peter C.Underwood
Peter C. Underwood
Vice President, General Counsel and Secretary

REGAL BELOIT CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Regal Beloit Corporation, effective October 31, 2014
3.2	Amended and Restated Bylaws of Regal Beloit Corporation (marked)
99	News Release of Regal Beloit Corporation, dated November 6, 2014.